UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CFS Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Thomas F. Prisby, Chairman and Chief Executive Officer of CFS Bancorp, Inc. (the “Company”), first mailed a letter, in the form below, to certain shareholders of the Company on April 15, 2010.

[CFS Bancorp, Inc. letterhead omitted]

April 15, 2010

[Name]
[Street Address]
[City, State, Zip Code]

Dear [Shareholder Name]:

I hope this letter finds you well.

We understand that all of the mailings that you’ve been inundated with may be annoying, however, the integrity, quality, and accuracy of information is critical in the contested directorship election that CFS Bancorp is facing today.

The upcoming annual meeting of CFS is extremely important to our Board of Directors, and to me personally. I’m asking for your support and your vote for both myself and Frank Lester, on the Blue Proxy. Since only one proxy can be counted, one color (BLUE) should be voted, the other color (white) can be discarded.

You only need to vote one time, but if you happen to send in more than one card, the last “dated proxy” of either color is the one that will be counted. If you need voting assistance you may call 888-742-1305 to talk to a live person.

You are most welcome to attend the meeting on April 27th. As always, feel free to call me at (219) 836-2960 or send an email to tfprisby@citz.com if you have comments, questions, or concerns.

Time is of the essence, so please vote today. Again, thank you for your continued support.

Best regards,

/s/ Thomas F. Prisby
Thomas F. Prisby

IMPORTANT INFORMATION

The Company mailed to shareholders and filed with the Securities and Exchange Commission (SEC) on March 17, 2010 its definitive proxy statement and BLUE proxy card in connection with the solicitation by the Board of Directors of proxies to be voted in favor of its director nominees at the Company’s 2010 Annual Meeting of Shareholders. Shareholders are strongly encouraged to read the Company’s definitive proxy statement and accompanying BLUE PROXY CARD because they contain important information. Shareholders may obtain free of charge the definitive proxy statement, BLUE proxy card and all other relevant documents filed by the Company with the SEC at the SEC’s internet website at www.sec.gov, as well as from the Company by contacting Monica F. Sullivan, Vice President/Secretary of the Company, at (219) 836-2960 or at 707 Ridge Road, Munster, Indiana 46321.

INFORMATION REGARDING PARTICIPANTS

The Company, its directors and certain of its officers and employees are participants in the solicitation of proxies by the Board of Directors in connection with the matters to be considered at the 2010 Annual Meeting of Shareholders. Information regarding the participants and their interests is included in the Company’s definitive proxy statement relating to the 2010 Annual Meeting of Shareholders.